UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CAMBRIDGE CAPITAL ACQUISITION CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CAMBRIDGE CAPITAL ACQUISITION CORPORATION

525 South Flagler Drive, Suite 201

West Palm Beach, Florida 33401

SUPPLEMENT

TO

PROXY STATEMENT/PROSPECTUS

April 22, 2015

TO THE STOCKHOLDERS OF CAMBRIDGE CAPITAL ACQUISITION CORPORATION:

This supplement to the proxy statement/prospectus (this “Supplement”) of Cambridge Capital Acquisition Corporation (“Cambridge”) is being filed to provide information regarding (i) the adjournment of the special meeting of Cambridge’s stockholders and (ii) Amendment No. 1 to the Business Combination Agreement (the “Merger Agreement”), dated as of December 1, 2014, by and among Cambridge, Cambridge Holdco, Inc., a Marshall Islands corporation and wholly-owned subsidiary of Cambridge (“Holdco”), Cambridge Merger Sub, Inc., a Marshall Islands corporation and a wholly-owned subsidiary of Holdco (“Merger Sub”), Parakou Tankers, Inc., a Marshall Islands corporation (“Parakou”), and, solely for the purposes of certain sections thereto, Mr. Por Liu, and certain related matters. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, (i) Cambridge will be merged with and into Holdco, with Holdco surviving the Merger (the “Cambridge Merger”) and (ii) Merger Sub will be merged with and into Parakou, with Parakou surviving the Merger and becoming the wholly-owned subsidiary of Holdco (the “Parakou Merger” and, together with the Cambridge Merger, the “Mergers”).

Defined terms used but not defined herein have the meanings set forth in the Registration Statement on Form S-4 of Holdco, that was declared effective on March 27, 2015, and the definitive proxy statement/prospectus that Cambridge filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 27, 2015 (the “Proxy Statement/Prospectus”). To the extent that the information in this Supplement is inconsistent with the information in the Proxy Statement/Prospectus, the information in this Supplement supersedes the information in the Proxy Statement/Prospectus. This Supplement should be read in conjunction with the Proxy Statement/Prospectus, which was previously mailed to Cambridge’s stockholders on or about March 30, 2015.

Adjournment of Meetings

As disclosed in the Proxy Statement/Prospectus, the special meeting of Cambridge’s stockholders will be held at 10:00 a.m. Eastern Time on April 22, 2015 at the offices of DLA Piper LLP (US), 200 South Biscayne Boulevard, Suite 2500, Miami, Florida 33131-5341. Cambridge will convene the meeting on April 22, 2015, as previously disclosed, but the meeting will be adjourned, without conducting any business, until Friday, April 24, 2015 at 4:00 p.m. Eastern Time in order to give Cambridge’s stockholders additional time to consider this Supplement and to vote on the proposals to be considered at the special meeting.

This Supplement updates the disclosure on the cover pages as well as all applicable sections of the Proxy Statement/Prospectus.

Amendment No.1 to Merger Agreement

On April 21, 2015, Cambridge entered into Amendment No. 1 to the Merger Agreement (the “Amendment”) with Holdco, Merger Sub, Parakou and Mr. Por Liu, which amends the Merger Agreement as follows:

•	The number of common shares of Holdco, par value $.0001 (“Holdco Common Shares”), to be issued to Mr. Por Liu in exchange for all of the common shares of Parakou, par value $0.01, in connection with the Parakou Merger is reduced from 5,800,000 to 3,800,000.

•	It is a condition to Parakou’s obligation to consummate the Mergers that certain of Cambridge’s initial stockholders, including its officers and directors (the “Sponsors”), have entered into Amendment No. 1 to the Sponsors Agreement, dated as of December 1, 2014, by and between the Sponsors and Parakou in order to cancel an aggregate of 1,612,500 of their shares of common stock of Cambridge, par value $.0001 (“Cambridge Common Stock”), immediately prior to the consummation of the Cambridge Merger.

•	Each of Mr. Por Liu and the Sponsors will have the right to receive additional Holdco Common Shares (the “Earn Out Shares”) if, beginning on January 1, 2018, Holdco achieves certain Earnings Per Share (as defined in the Amendment) and Net Asset Value Per Share (as defined in the Amendment) targets for four successive quarters (the “Earn Out Targets”), or Holdco undergoes a Change of Control (as defined in the Amendment). Mr. Por Liu will have the right to receive up to 3,307,692 Earn Out Shares and the Sponsors will have the right to receive up to 1,404,808 Earn Out Shares. The Earn Out Targets and corresponding Earn Out Share issuances are as follows:

•	If, beginning January 1, 2018, Holdco reports that, for four (4) successive quarters, (i) Earnings Per Share, in the aggregate, is at least $3.50 per share, and (ii) the Net Asset Value Per Share is at least $17.60 per share (the “Initial Earn Out”), then Mr. Por Liu will be issued 1,102,564 Holdco Common Shares and the Sponsors (in the aggregate) will be issued 468,269 Holdco Common Shares.

•	Following the achievement of the Initial Earn Out, if Holdco reports that, for any succeeding four (4) successive quarters, (i) Earnings Per Share, in the aggregate, is at least $3.75 per share, and (ii) the Net Asset Value Per Share is at least $18.60 per share (the “Second Earn Out”), then Mr. Por Liu will be issued 1,102,564 Holdco Common Shares and the Sponsors (in the aggregate) will be issued 468,269 Holdco Common Shares.

•	Following the achievement of the Second Earn Out, if Holdco reports that, for any succeeding four (4) successive quarters, (i) Earnings Per Share, in the aggregate, is at least $4.00 per share, and (ii) the Net Asset Value Per Share is at least $19.60 per share, then Mr. Por Liu will be issued 1,102,564 Holdco Common Shares and the Sponsors (in the aggregate) will be issued 468,270 Holdco Common Shares.

•	In addition, in the event that, prior to the time when all earn out shares have been issued, Holdco undergoes a “change of control” (as defined in the Amendment) in which the Holdco Common Shares are valued in excess of (i) $13.00 per share (for a Change of Control that occurs prior to December 31, 2015), (ii) $14.00 per share (for a Change of Control that occurs prior to December 31, 2016) and (iii) $15.000 per share (for a Change of Control that occurs on or after January 1, 2017), then Mr. Por Liu and the Sponsors will receive the Earn Out Shares.

Additionally, on April 21, 2015, Holdco entered into Amendment No.1 to the Shareholders Agreement with Mr. Por Liu and Mr. Benjamin Gordon, pursuant to which (i) Mr. Por Liu will have the right to designate for nomination to the Holdco board: (A) up to three individuals if Mr. Por Liu owns 20% or more of the issued and outstanding Holdco Common Shares, (B) up to two individuals if Mr. Por Liu owns less than 20% but 15% or more of the issued and outstanding Holdco Common Shares and (C) one individual if Mr. Por Liu owns less than 15% but 10% or more of the issued and outstanding Holdco Common Shares; and (ii) at the first meeting of shareholders of Holdco after the consummation of the mergers at which directors are elected to the board, if there is a vacancy on the board or the board determines not to recommend for election to the board a director who has been on its board, Mr. Benjamin Gordon will have the right to designate one individual for nomination to the Holdco board.

It is anticipated that the effect of the Amendment on the share ownership of Holdco following the consummation of the Mergers will be as follows:

•	The total number of Holdco Common Shares issued and outstanding immediately after consummation of the Mergers will be reduced from 15,322,125 to 12,722,125.

•

Immediately after consummation of the Mergers, Cambridge public stockholders, the Sponsors and EarlyBirdCapital, and Mr. Por Liu, will hold approximately 63.3%, 6.8% and 29.9%, respectively, of the Holdco Common Shares issued and outstanding immediately after consummation of the mergers, assuming that no Cambridge public stockholders exercise their conversion rights. If the Earn Out Targets are fully achieved or Holdco undergoes a change of control (as defined in the Amendment), the Cambridge public stockholders, the Sponsors and EarlyBirdCapital, and Mr. Por Liu would own 46.2%, 13.1% and 40.8%, respectively, of the issued and outstanding Holdco Common Shares, assuming that none of Cambridge’s stockholders exercise their conversion rights in connection with the mergers.

•	If 3,083,188 of the public shares are converted into cash prior to the consummation of the Mergers, which would provide gross proceeds of approximately $50,000,000 from the trust account such that Parakou would not have a contractual right to terminate the Merger Agreement due to the amount of funds remaining in the trust account, Mr. Por Liu will own approximately 39.4%, the Sponsors and EarlyBirdCapital will own approximately 9% and the remaining Cambridge public stockholders will own approximately 51.5% of the Holdco Common Shares to be outstanding immediately after the Mergers.

•	If 7,536,766 of the public shares are converted into cash prior to consummation of the Mergers, and in the unlikely event the Mergers are consummated, Mr. Por Liu will own approximately 73.3%, the Sponsors and EarlyBirdCapital will own approximately 16.8% and the Cambridge public stockholders will own approximately 9.9% of the Holdco Common Shares to be outstanding immediately after the Mergers.

It is anticipated that the effect of the Amendment on the Pro Forma Earnings Per Share for the year ended December 31, 2014 and Pro Forma Book Value Per Share as of December 31, 2014 will be as follows:

•	Pro Forma Earnings Per Share– Basic and Diluted (assuming earn out conditions not met) would be: (i) $0.10 assuming maximum conversions, (ii) $0.05 assuming conversions needed to avoid termination and (iii) $0.04 assuming no conversions.

•	Pro Forma Earnings Per Share – Basic and Diluted (assuming earn out conditions are met): (i) $0.05 assuming maximum conversions, (ii) $0.04 assuming conversions needed to avoid termination and (iii) $0.03 assuming no conversions.

•	Pro Forma Book Value Per Share– Basic and Diluted (assuming earn out conditions not met) would be: (i) $25.64 assuming maximum conversions, (ii) $18.46 assuming conversions needed to avoid termination and (iii) $16.43 assuming no conversions.

•	Pro Forma Book Value Per Share – Basic and Diluted (assuming earn out conditions are met): (i) $13.43 assuming maximum conversions, (ii) $12.40 assuming conversions needed to avoid termination and (iii) $11.99 assuming no conversions.

This Supplement updates the disclosure in the sections entitled “Summary of the Proxy Statement/Prospectus – The Merger Proposal” beginning on page 13 of the Proxy Statement/Prospectus, “Comparative Per Share Data” beginning on page 30 of the Proxy Statement/Prospectus, “The Merger Proposal – Structure of the Transaction” beginning on page 71 of the Proxy Statement/Prospectus, as well as the cover pages and any other applicable section of the Proxy Statement/Prospectus.

This Supplement is only a summary of the terms of the amendments described herein. For the definitive terms of these amendments, please refer to the full text of the amendments filed as exhibits 10.1 and 10.2 to a Current Report on Form 8-K of Cambridge filed on the date hereof.

If you have already returned a validly executed proxy card, your shares will remain voted unless you revoke your prior proxy before the special meeting. You may change your vote by submitting a subsequent proxy. If your shares are held in “street name” you may revoke any prior vote and revote by following the telephone and/or Internet voting procedures provided to you by your bank or broker until 11:59 P.M. Eastern Daylight Time on April 23, 2015.

To exercise your conversion rights, you must affirmatively vote either for or against the merger proposal, demand that Cambridge convert your shares into cash no later than the close of the vote on the merger proposal, and tender your stock to Cambridge’s transfer agent at least two business days prior to the vote at the meeting. You may tender your stock by either delivering your stock certificate to the transfer agent or by delivering your shares electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at

Custodian) system. If the Mergers are not completed, then these shares will not be converted into cash. If you hold the shares in street name, you will need to instruct the account executive at your bank or broker to withdraw the shares from your account in order to exercise your conversion rights. See the section of the Proxy Statement/Prospectus entitled “Special Meeting of Cambridge Stockholders — Conversion Rights” for more specific instructions.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGERS, PASSED UPON THE MERITS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHICH INCLUDE THE MERGERS, OR DETERMINED IF THE PROXY STATEMENT/PROSPECTUS, AS SUPPLEMENTED HEREBY, IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Forward-Looking Statements

This supplement to the Proxy Statement/Prospectus includes “forward-looking statements” within the meaning of U.S. federal securities laws. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, the satisfaction of the closing conditions to the Business Combination; approval of the Business Combination by Cambridge’s stockholders; Cambridge’s and Parakou’s expectations with respect to future performance, growth and anticipated acquisitions; the anticipated financial impact of the Business Combination; ability to recognize the anticipated benefits of the Business Combination; costs related to the Business Combination; volatility in charter rates and profitability; demand for shipping of refined petroleum products; global economic conditions; changes in fuel prices; geopolitical events and regulatory changes; damages to vessels; acts of piracy, political instability, terrorist or other attacks, war or international hostilities; loss of key personnel; delays in deliveries of any newbuild product tankers; difficulty managing planned growth properly; seasonal and exchange rate fluctuations; access to additional financing; changes in tax laws; weather and natural disasters; changing interpretations of generally accepted accounting principles; inquiries and investigations and related litigation; continued compliance with government regulations; and other risks and uncertainties indicated from time to time in filings with the SEC by Cambridge or Holdco. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Additional Information and Where to Find It

The proposed Business Combination will be submitted to the stockholders of Cambridge for their consideration at the special meeting of stockholders on April 24, 2015. In connection with the proposed Business Combination, Holdco has filed with the SEC the Registration Statement, which includes the Proxy Statement/Prospectus for the stockholders of Cambridge. Cambridge and Holdco urge investors, stockholders and other interested persons to read the Proxy Statement/Prospectus, as well as other documents filed with the SEC, because these documents contain important information. Such persons can also read Cambridge’s final prospectus, dated December 17, 2013, and Cambridge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for a description of the security holdings of Cambridge’s officers and directors and of EarlyBirdCapital, Inc. (“EarlyBirdCapital”) and their respective interests as security holders in the successful consummation of the transactions described herein. Cambridge’s definitive proxy statement, as included in Holdco’s Registration Statement, was mailed to stockholders of Cambridge beginning on March 30, 2015. Stockholders may also obtain a copy of such documents, without charge, by directing a request to: Cambridge Capital Acquisition Corporation, 525 South Flagler Drive, Suite 201, West Palm Beach, Florida 33701. These documents and Cambridge’s initial public offering final prospectus and Annual Report on Form 10-K can also be obtained, without charge, at the SEC’s web site (http://www.sec.gov).

Participants in Solicitation

EarlyBirdCapital, the managing underwriter of Cambridge’s initial public offering consummated in December 2013, is acting as Cambridge’s investment banker in the Business Combination, for which it will receive a fee. Additionally, Cowen and Company, LLC (“Cowen”) is also assisting Cambridge in connection with the Business Combination, for which it will receive a fee. Cambridge and its directors and executive officers, EarlyBirdCapital and Cowen may be deemed to be participants in the solicitation of proxies for the special meeting of Cambridge’s stockholders to be held to approve the business combination described in the Registration Statement and Proxy Statement/Prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Cambridge in connection with the proposed business combination is set forth in the Registration Statement of Holdco and the Proxy Statement/Prospectus of Cambridge, each filed with the SEC on March 27, 2015. You can also find information about Cambridge’s executive officers and directors in its Annual Report on Form 10-K, which was filed with the SEC on March 3, 2015. You can obtain free copies of these documents from Cambridge using the contact information above.